BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Filed in the Office of
Barbara K. Cegavske
Secretary of State
State Of Nevada

Business Number
E8998482020-3
Filing Number
20200899847
Filed On
09/08/2020 14:55:21 PM
Number of Pages
4

Formation - Profit Corporation

☑ NRS 78 - Articles of Incorporation Profit Corporation ☐ NRS 80 - Foreign Corporation ☐ NRS 89 - Articles of Incorporation Professional Corporation

☐ 78A Formation - Close Corporation

(Name of closed corporation MUST appear in the below heading)

Articles of Formation of ________________________ **a close corporation (NRS 78A)**

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGH LIGHT

1. Name of Entity: (If foreign, name in home jurisdiction)

SensaSure Technologies Inc.

2. Registered Agent for Service of Process: (Check only one box)

☑ Commercial Registered Agent (name only below) ☐ Noncommercial Registered Agent (name and address below) ☐ Office or position with Entity (title and address below)

NEVADA CORPORATE HEADQUARTERS, INC
Name of Registered Agent **OR** Title of Office or Position with Entity

Street Address	City	State	Zip Code
4730 S. FORT APACHE RD SUITE 300	Las Vegas	Nevada	89147

Mailing Address (If different from street address)	City	State	Zip Code
		Nevada	

2a. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity. If the registered agent is unable to sign the Articles of Incorporation, submit a separate signed Registered Agent Acceptance form.

X Nevada Corporate Headquarters — 09/08/2020
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — Date

3. Governing Board: (NRS 78A, close corporation only, check one box; if yes, complete article 4 below)

This corporation is a close corporation operating with a board of directors ☐ Yes **OR** ☑ No

4. Names and Addresses of the Board of Directors/ Trustees or Stockholders

(NRS 78: Board of Directors/ Trustees is required.

NRS 78a: Required if the Close Corporation is governed by a board of directors.

NRS 89: Required to have the Original stockholders and directors. A certificate from the regulatory board must be submitted showing that each individual is licensed at the time of filing. See instructions)

	Name	Address	City	State	Zip Code
1)	John Trainor	505 Park Avenue 4th Floor	New York	NY	10022
2)	Henrik Rammer	505 Park Avenue 4th Floor	New York	NY	10022
3)	Jesper Ronald Petersen	505 Park Avenue	New York	NY	10022
4)	Michael Doron	505 Park Avenue 4th Floor	New York	NY	10022
5)	Henrik Rammer	505 Park Avenue 4th Floor	New York	NY	10022

6) John Trainor

Name

505 Park Avenue 4th Floor	New York	NY	10022
Address	City	State	Zip Code

5. Jurisdiction of Incorporation: (NRS 80 only)

5a. Jurisdiction of incorporation:

5b. I declare this entity is in good standing in the jurisdiction of its incorporation. ☐

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Formation - profit Corporation

Continued, Page 2

6. Benefit Corporation: (For NRS 78, NRS 78A, and NRS 89, optional. See instructions.)	By selecting "Yes" you are indicating that the corporation is organized as a benefit corporation pursuant to NRS Chapter 78B with a purpose of creating a general or specific public benefit. The purpose for which the benefit corporation is created must be disclosed in the below purpose field. Yes ☐
7. Purpose/Profession to be practiced: (Required for NRS 80, NRS 89 and any entity selecting Benefit Corporation. See instructions.)	All legal purposes
8. Authorized Shares: (Number of shares corporation is authorized to issue)	Number of common shares with Par value: 250000000.0 Par value: $ 0.001 Number of preferred shares with Par value: 5000000.0 Par value: $ 0.001 Number of preferred shares with Par value: 5000000.0 Par value: $ 0.001 Number of shares with no par value: 0 If more than one class or series of stock is authorized, please attach the information on an additional sheet of paper.
9. Name and Signature of: Officer making the statement or Authorized Signer for NRS 80. **Name, Address and Signature of the Incorporator** for NRS 78, 78A, and 89. NRS 89 - Each Organizer/ Incorporator must be a licensed professional.	**I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.** Name: John Trainor Country: United States Address: 505 Park Avenue, 4th Floor City: New York State: NY Zip/Postal Code: 10022 X John Trainor (attach additional page if necessary)

AN INITIAL LIST OF OFFICERS MUST ACCOMPANY THIS FILING

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the Office of	Business Number E8998482020-3
Barbara K. Cegavske (signature)	Filing Number 20200899847
Secretary of State State Of Nevada	Filed On 09/08/2020 14:55:21 PM
	Number of Pages 4

Registered Agent Acceptance/Statement of Change

(PURSUANT TO NRS 77.310, 77.340, 77.350, 77.380)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information: Name of represented entity: SENSASURE TECHNOLOGIES, INC.

Entity or Nevada Business Identification Number (NVID):
(for entities currently on file)

2. Registered Agent Acceptance: ☒ Registered Agent Acceptance

3. Information Being Changed: Statement of Change takes the following effect: (select only one)

- ☐ Appoints New Agent (complete section 5)
- ☐ Update Represented Entity Acting as Registered Agent (complete sections 5)
- ☐ Update Registered Agent Name (complete sections 4 & 5)
- ☐ Update Registered Agent Address (complete sections 4 & 5)

4. Registered Agent Information Before the Change: (Non-commercial registered agents **ONLY**)

Name of Registered Agent **OR** Title of Office or Position with Entity

Street Address | City | Nevada | Zip Code

Mailing Address (if different from street address) | City | Nevada | Zip Code

5. Newly Appointed Registered Agent or Registered Agent Information After the Change:

☒ Commercial Registered Agent:(name only below) ☐ Noncommercial Registered Agent (name and address below) ☐ Office or Position with Entity (title or position and address below)

NEVADA CORPORATE HEADQUARTERS, INC.
Name of Registered Agent **OR** Title of Office or Position within Entity

Street Address | City | Nevada | Zip Code

Mailing Address (if different from street address) | City | Nevada | Zip Code

6. Electronic Notification: (Optional) Email address for electronic notifications for "Non-Commercial" or "Office or Positions with Entity" registered agents only:

7. Certificate of Acceptance of Appointment of Registered Agent: (Required)

I hereby accept appointment as Registered Agent for the above named Entity.

X [signature] 09/08/2020
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity Date

8. Signature of Represented Entity: (Required)

X
Authorized Signature On Behalf of the Entity Date

FEE: $60.00
This form must be accompanied by appropriate fees.